UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	46-3914127
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9002 Technology Lane,
Fishers, IN 46038
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement file or Regulation A offering statement number to which this form relates (if applicable):
333-226042

Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Class A Common Stock, par value $0.0001 per share, of American Resources Corporation (the “ Registrant ”) to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-226042 (the “ Registration Statement ”), initially filed with the U.S. Securities and Exchange Commission on July 2, 2018, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN RESOURCES CORPORATION

By: /s/ Mark C. Jensen

Name: Mark C. Jensen

Title: Chief Executive Officer

Date: February 14, 2019